                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): April 4, 2003

                             SAFARI ASSOCIATES, INC.

             (Exact name of registrant as specified in its charter)



    Utah                          0 - 30215          87-9369569
-------------------------         -----------      -------------------
(State or other jurisdiction      Commission          (IRS Employer
      of Incorporation)           File Number      Identification No.)

      64 Edson Street, Amsterdam, New York              12010
     ----------------------------------------         ----------
     (Address of principal executive offices)         (Zip Code)





       Registrant's Telephone Number, including area code: (518) 842-6500

         (Former name or former address, if changed since last report.)

                                    FORM 8-K

ITEM 5. OTHER EVENTS.

a.       Reverse Split of Common Stock

         Effective April 17, 2003, Safari Associates, Inc. will be reverse splitting its issued and outstanding stock on a one for ten basis (1:10). This action was approved of by a majority of the shareholders at the Company annual shareholders meeting held on March 14 and March 28, 2003. On April 4, 2003, Articles of Amendment were filed with the State of Utah, Division of Corporations to reflect the reverse split. Attached as Exhibit 3.6 are the Amended Articles.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

Financial statements will be adjusted in the next quarterly report to reflect the reverse split.


Exhibit Index

         3.1      *Initial Articles of Incorporation of Mag Enterprises, Inc.
         3.2      *Certificate of Amendment to Articles of Incorporation;
         3.3 *Certificate of Amendment to Articles of Incorporation changing name to Safari Associates, Inc.
         3.4 *Articles of Amendment to Articles of Incorporation changing capital structure
         3.5 Articles of Amendment to Articles of Incorporation designating a series of convertible preferred stock.
         3.6      Articles of Amendment reflecting reverse split.

* These documents were also filed previously with the Company's 10-SB, but appear in this filing for regulatory purposes only


                                   SIGNATURES
                                   ----------

In accordance with the requirements of the Exchange Act, the Registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                                 SAFARI  ASSOCIATES,  INC.


                                                 ----------------------------
                                                    Morton Berger
                                                  Chairman and CEO